SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2001


                          IN STORE MEDIA SYSTEMS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       000-28515                  84-1249735
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


                15423 East Batavia Drive, Aurora, Colorado 80011
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 364-6550


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Item 5. Patent and Software License Agreement with Let's Go Shopping, Inc.; Retirement of Registrant's President and CEO

Patent and Software License Agreement
-------------------------------------

     Effective November 29, 2001, In Store Media Systems, Inc. ("ISMSI") signed a Patent and Software License agreement with Let's Go Shopping, Inc. ("LGS"), a private company located in Cos Cob, Connecticut. Under the terms of the agreement, LGS grants ISMSI an exclusive license to market its patented LGS Retail Coupon Merchandising Program to 27 retail grocery chains in the United States. In addition, under the terms of the agreement, LGS agrees to provide ISMSI with current and regularly updated Family Code Information ("FCI"). The FCI is defined as product descriptions of various consumer packaged goods manufacturers' products that are being marketed through the LGS Coupon Book and therefore a component of the Retail Coupon Merchandising Program.


Retirement of Donald P. Uhl - President, CEO, and Chairman of In Store Media Systems
----------------------------------------------------------------------------

Effective December 31, 2001, Donald P. Uhl retired as President, CEO, and Chairman of In Store Media Systems, Inc. ("ISMSI"). Mr. Uhl will continue to serve on the Company's Board of Directors and will also provide ongoing consulting and advisory services to the Company. Mr. Uhl is succeeded by Michael
T. Mozer, who currently serves as a director and as Vice-Chairman of the Board of ISMSI.


Item 7. Exhibits

10.1 Patent and Software License Agreement dated November 29, 2001 between Let's Go Shopping, Inc. and In Store Media Systems, Inc.

99.1 Press release dated December 11, 2001, announcing the Joint Marketing Agreement with Let's Go Shopping, Inc.

99.2 Press release dated January 7, 2002, announcing Michael Mozer succeeding Donald Uhl as President and Chairman of In Store Media Systems, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            IN STORE MEDIA SYSTEMS, INC.


Date: January 24, 2002                      By /s/ Michael T. Mozer
                                            ------------------------------------
                                            Michael T. Mozer, President and CEO

Exhibit 10.1

                           PATENT AND SOFTWARE LICENSE

                            (Let's Go Shopping, Inc.)

     This Patent and Software License Agreement (the "Agreement") is made and entered into as of this 29th day of November, 2001 by and between Let's Go Shopping, Inc., a Georgia corporation ("LGS"), having an office at 7B River Road, Cos Cob, Connecticut 06807, and In Store Media Systems, Inc., a Nevada corporation ("ISMSI"), having an office at 15423 East Batavia Drive, Aurora, Colorado 80011.

     RECITALS

     A. ISMSI specializes in retail and grocery coupon redemption and distribution technologies, associated data management, and data marketing services.

     B. LGS is in the process of developing a retail coupon merchandising program (for use with the "Let's Go Shopping Coupon Book" or similar such Coupon
Book) including, but not limited to the related software (hereinafter referred to as the "Retail Coupon Merchandising Program").

     C. ISMSI wishes to license the LGS Retail Coupon Merchandising Program and LGS wishes to grant an exclusive license to ISMSI to market its Retail Coupon Merchandising Program to certain retailers.


     In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

Section 1 Definitions

     1. Commencement Date. The term "Commencement Date" shall mean March 1,
2002.

     2. Commercial Introduction. The term "Commercial Introduction" shall mean the successful completion in the mutual opinions of the Parties, of all software development necessary for the Retail Coupon Merchandising Program to perform at a level that will support an installation and implementation of the Retail Coupon Merchandising Program chain-wide with a major retailer.

     3. Family Code Information. The term "Family Code Information" shall mean the product descriptions of various manufacturer's products that are being marketed though the Let's Go Shopping Coupon Book. The Family Code Information is a component of the Retail Coupon Merchandising Program.

     4. Patents. The term "Patents" shall mean the patents owned by LGS or licensed from third parties by LGS related to the Retail Coupon Merchandising Program, including those listed on Exhibit A hereto, together with any continuations, continuation in-parts, divisionals, re-examined patents and reissued patents related thereto, as well as any foreign patents/patent applications related thereto.

     5. Retail Coupon Merchandising Program. The term "Retail Coupon Merchandising Program" shall mean the object code version of each computer program associated with the Patents listed on Exhibit B hereto, including any modifications or improvements of that program(s) made by LGS and acquired by ISMSI pursuant to Section 10.2, and any materials which are provided for use in connection with such object code(s), including but not limited to the operations manuals and other manuals designed to be used in conjunction with any such object code copies and listed on Exhibit B hereto.

     6. Retailers. The term "Retailers" shall mean the retail businesses listed on Exhibit C.


Section 2 License

     Subject to the terms and conditions of this Agreement, LGS grants to ISMSI the following rights in the Retail Coupon Merchandising Program and the Patents:

     1. License to Reproduce and Distribute. LGS hereby grants to ISMSI an exclusive license to reproduce and implement the Retail Coupon Merchandising Program with the Retailers listed on Exhibit C. ISMSI shall have the exclusive right to market and implement the Retail Coupon Merchandising Program directly to the Retailers. ISMSI agrees to take reasonable measures, no less protective than the measures used to protect ISMSI's own software, to prevent the unauthorized copying of all copies of the Retail Coupon Merchandising Program.

     2. Family Code Information: LGS, as a part of the license of the Retail Coupon Merchandising Program, shall provide ISMSI with current Family Code Information, including regular updates. ISMSI is not granted the right to resell the Family Code Information and shall not provide it to Retailers in such a manner that prevents LGS from selling the Family Code Information at prevailing market rates unless specifically agreed to in writing by LGS.

     3. Internal Use. ISMSI may use the Retail Coupon Merchandising Program for testing, demonstrating, training, and sales purposes by its own personnel. ISMSI may make copies for such purposes.

     4. Ownership. LGS shall retain all right, title and interest in and to the Retail Coupon Merchandising Program. ISMSI shall own all right, title, and interest in and to any modifications or upgrades to the Retail Coupon Merchandising Program that it develops while implementing and operating the Retail Coupon Merchandising Program. ISMSI shall grant to LGS an exclusive license to reproduce and implement any and all modifications or upgrades to the Retail Coupon Merchandising Program developed by or for ISMSI. If LGS elects to use any such modifications or upgrades developed by ISMSI, LGS shall pay to ISMSI one-half of the development expenses it has incurred that relate to such application.

     5. Marking. ISMSI acknowledges and agrees that all products or services covered by one or more of LGS's Patents shall be marked with the appropriate patent notices in accordance with the then applicable marking provision of the notice statute of the patent laws of the United States of America (35 U.S.C.
Section 287 and any successor laws or regulations) and all other countries within the territory covered by this Agreement.

Section 3 Product Development

     1. Large Retailer Software Upgrade. By December 15, 2001, LGS shall have completed the software upgrades necessary to bring the Retail Coupon Merchandising Program up to a level of performance that will allow installation and operation of the Program on a chain-wide basis with a large retailer.

     2. Future Development. LGS agrees to provide ISMSI any and all software upgrades it develops for the Retail Coupon Merchandising Program. Further the parties agree to collaborate on the development of new hardware and software to be incorporated into the Retail Coupon Merchandising Program. All costs incurred in the development of such new hardware and/or software will be shared equally between LGS and ISMSI.

     3. Specific Modifications for Retailers. If either party develops software modifications for a specific retailer due, by way of example, to the retailer's use of different front-end hardware, then the party contracting with the retailer shall be responsible for the development costs. If the other party later contracts with a retailer where the same software can be used, the party that developed the software shall allow the other party to use the software after it receives payment for half of the out-of-pocket cost of developing the software modifications.

     4. Software Escrow. LGS agrees to escrow the current Retail Coupon Merchandising Program software and subsequent versions of software at a service provider of ISMSI's choosing. The escrow service will be an expense of ISMSI.


Section 4 Security Interest

     1. Grant of Security Interest. In order to provide ISMSI with security for LGS' performance under this Agreement, LGS hereby grants to ISMSI a security interest in its patent rights that are a part of the Retail Coupon Merchandising Program. ISMSI acknowledges that its security interest will be subordinate to the interests of a third party providing financing to LGS. The parties agree that the specific terms of subordination shall be defined in a separate agreement, and that such terms shall be acceptable to ISMSI in the exercise of its discretion. LGS agrees that it will execute any and all documents requested by ISMSI that relate to perfection of ISMSI's security interest

     2. Release of Security Interest. ISMSI hereby agrees to release the security interest in LGS's patents and other intellectual property upon termination of this Agreement.

Section 5 Marketing and Promotion.

     1. Exclusive Marketing Rights. Subject to paragraph 5.2 hereof, LGS agrees that, ISMSI shall have exclusive rights to market and promote the Retail Coupon Merchandising Program to the Retailers listed in Exhibit C for as long as this Agreement remains in full force and effect.

     2. Right of First Refusal. For so long as this Agreement remains in effect, LGS shall not enter into any other sublicensing agreement with any other unaffiliated person or entity that permits such party to market the LGS Retail Coupon Merchandising program to any retail grocer, discount department store or any of the manufacturers that sell products to such businesses.

     In addition, if LGS offers for sale, to any person or entity that is not an existing investor in LGS, for the purpose of selling a majority ownership interest in LGS or any of its present or future patents or patent rights directly related to the Retail Coupon Merchandising Program, LGS shall send written notice of such offer and its terms to ISMSI. ISMSI shall have sixty (60) days to match any such offer on substantially similar terms.

     3. ISMSI Marketing and Promotion Obligations. ISMSI agrees to do the following in the same manner and to the same extent as ISMSI would do to promote a comparable product developed by ISMSI:

          (a) Promote the Retail Coupon Merchandising Program to the Retailers in the normal course of ISMSI's business, using product literature, direct mail, trade shows, exhibitions and seminars in such combination as ISMSI shall deem appropriate;

          (b) Provide training to its field sales engineers and applications engineers in the use of the Retail Coupon Merchandising Program.

          (c) Demonstrate the Retail Coupon Merchandising Program to prospects qualified by ISMSI;

          (d) Assign one or more persons to be trained by LGS at LGS's facility in demonstrating the Retail Coupon Merchandising Program; LGS agrees to train two (2) employees of ISMSI at no charge, and to train additional employees of ISMSI at LGS's standard rates and subject to availability of LGS's employees.

     4. Product Literature. Any literature or documentation prepared by either party containing any reference to the other party or its products or this Agreement shall be submitted to the non-preparing party for review and approval at least twenty days prior to the proposed publication date. If approval is not granted, then the literature or documentation shall not be distributed or published.

     5. Rights to Market to Manufacturers. LGS shall have entered into an exclusive marketing agreement with Acosta Sales and Marketing Company ("Acosta") in the form attached here to as Exhibit D (the "Acosta Marketing Agreement"). In such agreement, Acosta shall have the exclusive rights to market the LGS program to manufacturers subject to performance criteria as set forth therein.

Section 6 License Fees and Royalties

     1. License Fees. The License Fees shall consist of royalty payments based on the number of coupons redeemed by the Retailers using the Retail Coupon Merchandising Program each month. For the first three years of the initial five-year term of this Agreement, starting as of the Commencement Date, ISMSI shall pay to LGS, a royalty of four cents ($0.04) per each individual coupon redeemed by each Retailer using the Retail Coupon Merchandising Program. The royalty shall increase to five cents ($0.05) in years four and five of the initial license term and upon renewal of the license, shall increase to six cents ($0.06) in year six and in year ten and every five years thereafter shall be six cents ($0.06), adjusted for the Consumer Price Index (CPI) on the anniversary dates of this Agreement, for so long as the license agreement remains in effect. Any per coupon royalty revenue collected by ISMSI during the preceding month shall be remitted to LGS on or before the 25th day of the following month. Minimum License Fees made in accordance with paragraphs 3 (a),
(b), and (c) below shall be netted against earned royalties.

     2. Prepaid License Fees. Upon the execution of this Agreement, ISMSI shall pay LSG a prepaid license fee in the aggregate amount of $250,000 , which payment shall be deemed to be an advance to LGS of the total minimum first year royalty payments to be realized by LGS during the first year of the Agreement.

     3. Minimum License Fees. ISMSI agrees to pay to LGS minimum royalty payments on the following schedule:

          (a) During the first year of the initial five-year term, ISMSI shall pay LGS a minimum license fee of $1,000,000, $250,000 of which was prepaid upon execution of this Agreement and four quarterly installments of $187,500. The first quarterly payment shall be due on March 1, 2002, for the preceding three-month period, however, if LGS has not completed the software upgrade by December 15, 2001, as provided in Section 3, paragraph 1, and as a result of the delay, Commercial Introduction is delayed to a date after January 15, 2002, the first quarterly installment shall be pushed back one month for each month or partial month that Commercial Introduction is delayed from January 15, 2002.

          (b) During the second year of the initial five-year term, ISMSI shall pay a minimum license fee of $2,000,000 in four quarterly payments of $500,000 to LGS.

          (c) During the third year of the initial five-year term and every year thereafter that this Agreement is in force, ISMSI shall pay LGS a minimum license fee of $3,000,000 in four quarterly payments of $750,000.

          (d) To the extent that ISMSI is required to supplement quarterly minimum payments during any of the four consecutive quarters, on a rolling basis, it may recover such supplemental payment in the next succeeding quarters to the extent that total royalties during any of such other quarter periods are, in the aggregate, greater than the minimum amount required for that one-year period.

     4. Installation Expenses. ISMSI shall pay all installation and software modification expenses incurred in installing the Retail Coupon Merchandising Program at a retailer. LGS represents that the installation costs for any single retailer should not currently exceed $20,000 where such software is written for an existing IBM 4680 or 4690 system. If ISMSI requires the use of LGS' personnel or its consultants to assist with an installation, ISMSI shall reimburse LGS for the reasonable cost of the personnel or consultants.


Section 7 Records, Reports and Audit.

     1. Records. ISMSI agrees that it shall maintain complete, clear and accurate records of each Retailer's coupon redemptions made using the Retail Coupon Merchandising Program and shall allow LGS to examine those records upon reasonable prior notice, so that LGS may independently confirm the accuracy of ISMSI's royalty calculations and payments.

     2. Reports. Within thirty days after the end of each calendar quarter during which this Agreement is in effect, ISMSI shall provide LGS a statement setting forth the name and address of each of the Retailers operating the Retail Coupon Merchandising Program during the quarter and the amount of royalties payable for the quarter. Such statement shall accompany payment of fees as set forth in Section 6.1.

     3. Audit. LGS shall have the right, upon reasonable notice and during normal business hours, to have independent accountants examine and audit, at LGS's expense (except as set forth below), ISMSI's records relating to the fees payable pursuant to this Agreement; provided, that said accountants shall have agreed in advance in writing to maintain in confidence and not to disclose to LGS or any third party any information obtained during the course of such audit which ISMSI shall have designated as confidential. The accountants shall, however, be entitled to disclose to LGS the amounts of fees that should have been paid for the period covered by the audit. The results of any such audit shall be final and dispositive and any errors discovered during such audit shall be corrected by the appropriate party, including payment or crediting of royalties, as appropriate, within thirty days of receipt of the auditor's report. In the event any such audit indicates an underpayment of five percent or more of the amount that should have been paid to LGS for the audit period, an interest assessment of fifteen percent of the total underpaid amount shall apply and be payable in addition to the underpaid amount. Payment of the audited underpaid amount plus all interest assessment shall be made to LGS by ISMSI within 30 days of receipt a notice of deficiency. In the event such an audit reflects an underpayment of 15 percent or more of the amount that should have been paid to LGS for the period audited, then the expense of such audit shall be borne by ISMSI.


Section 8 Trademarks; Copyright Notices.

     1. Trademark Rights. The trademarks and trade names under which ISMSI markets the Retail Coupon Merchandising Program are the property of ISMSI with the exception of LGS's trade names that ISMSI may use pursuant to this Agreement. LGS hereby grants to ISMSI, during the term of this Agreement, the right to use the name "Let's Go Shopping" for purposes of marketing and promoting the Retail Coupon Merchandising Program (subject to paragraph 5.4 hereof). ISMSI may, if it so elects, market the Retail Coupon Merchandising Program under a name of its own choosing.

     ISMSI agrees that the nature and quality of goods or services sold by ISMSI under the Mark "Let's Go Shopping", and all related advertising, promotional and other related uses of such Mark by ISMSI and any Reatiler, shall conform to the standards set by and be under the control of LGS. ISMSI further agrees that it shall do nothing which shall disparage LGS, or in any way negatively reflect upon LGS's good name and business reputation. ISMSI agrees to cooperate with LGS in facilitating LGS's control of such nature and quality, and to supply LGS with specimens of the use of the Mark upon request.

     2. Copyright and Proprietary Notices. ISMSI agrees to maintain and respect the trademark, trade name and copyright notices of the Retail Coupon Merchandising Program and related documentation in connection with its advertisement and distribution thereof. ISMSI shall request and use best efforts to insure compliance herewith by all of ISMSI's Retailers. ISMSI shall include copyright and proprietary notices on all copies of the Retail Coupon Merchandising Program and related documentation in the same form and manner that such copyright and proprietary notices are included on the original copies thereof or in such other form and manner as may be agreed to by LGS.


Section 9 Protection of Confidential Information

     1. LGS Confidential Information. To the extent that LGS provides ISMSI with confidential information, such as proprietary information and trade secrets ("Confidential Information"), which ISMSI has no interest and no right to use, other than as granted by this Agreement, ISMSI agrees to protect the Confidential Information with at least the same standard of care and procedures that it uses to protect its own trade secrets and proprietary information. Information shall not be considered to be Confidential Information if it (a) is already or otherwise becomes publicly known through no act of ISMSI; (b) is lawfully received from third parties subject to no restriction of confidentiality; or (c) can be shown by ISMSI, by files then existing, to have been independently developed by it prior to such disclosure.

     2. ISMSI Confidential Information. To the extent that ISMSI provides LGS with confidential information, such as proprietary information and trade secrets ("Confidential Information") of ISMSI in which LGS has no interest and no right to use, other than as granted by this Agreement, LGS agrees to protect the Confidential Information with at least the same standard of care and procedures, which it uses to protect its own trade secrets and proprietary information. Information shall not be considered to be Confidential Information if it (a) is already or otherwise becomes publicly known through no act of LGS; (b) is lawfully received from third parties subject to no restriction of confidentiality; or (c) can be shown by LGS, by files then existing, to have been independently developed by it prior to such disclosure.

Section 10 Documentation.

     1. Deliverable Documentation. In conjunction with and as part of the license granted hereunder, LGS shall provide ISMSI with the documentation specified on Exhibit E (the "Documentation").

     2. Documentation Reproduction and Modification. In conjunction with and as part of the license granted hereunder, ISMSI shall have the right to reproduce or modify Documentation or to translate it from English to any other language. ISMSI shall promptly furnish LGS with a copy of, and promptly register with the U.S. Copyright Office, in the joint names of ISMSI and LGS, all translated or modified versions of the Documentation, as a derivative work based upon the original LGS copyrighted material. ISMSI and LGS shall each have a right to all such modified versions of the Documentation. If either party so elects to utilize such modified versions of the Documentation, it will pay to the other party one-half of such party's out of pocket development expenses.


Section 11 Maintenance and Support

     1. Maintenance. During the term of this Agreement, LGS will correct any materially significant program errors in the Retail Coupon Merchandising Program brought to its attention by written notice from ISMSI, except program errors resulting from any alteration or misuse of the Retail Coupon Merchandising Program by ISMSI or any retailer. Because of the critical nature of the software and Family Code Information, any and all such corrections shall be performed as soon as possible by LGS and new copies of the corrected software used in the Retail Coupon Merchandising Program shall be delivered promptly to ISMSI, at no cost to ISMSI. LGS shall correct all significant program errors and guarantee its service results and warrant or represent that all program errors will be corrected as soon as possible.

     2. Product Enhancements. During the term of this Agreement, LGS will make available to ISMSI any improvements or new features to the Retail Coupon Merchandising Program set forth in Exhibit B that are announced during that time period at no charge.

     3. Retailers. ISMSI acknowledges and agrees that LGS has and undertakes no obligation to Retailers by virtue of this Section 11 and ISMSI shall provide all necessary service, maintenance, and support to Retailers. ISMSI may make copies of any corrected or updated Retail Coupon Merchandising Program and distribute them to all Retailers without charge and without incurring any fee pursuant to
Section 6 hereof.

     4. Coupon Processing. ISMSI shall provide at no expense to LGS, all coupon billing and settlement services to manufacturers for LGS for any Retail Coupon Merchandising Program it might install with a retailer outside of this Agreement and LGS agrees to use ISMSI for billing and collection services in conjunction with collection of transaction fees owed to LGS.

Section 12 Warranty and Disclaimer of Warranty and Consent

     1. Warranty. LGS represents and warrants that the Retail Coupon Merchandising Program is its original development and, to the best of its current knowledge, does not infringe upon or violate any trade secret, U.S. patent or copyright of any third party (LGS's entire liability and obligation with respect to such knowing infringements or claims of infringement is set forth in Section 13). LGS further represents and warrants that it has the right to license the Retail Coupon Merchandising Program as set forth in this Agreement. LGS warrants that, at the time of delivery, the Retail Coupon Merchandising Program will be in good operating condition and will conform in all essential respects to the specifications in Exhibit B hereto.


Section 13 Patent or Copyright Infringement; Indemnity

     1. Indemnity. LGS shall indemnify and hold ISMSI, its Distributors and the Retailers harmless against any liability or claim that the Retail Coupon Merchandising Program was created in part by violation of or violates the trade secrets of a third party or infringes a U.S. patent or copyright which was known to LGS at the time of execution of this agreement, and will pay resulting costs, damages and attorney's fees finally awarded, provided that:

          (a) ISMSI promptly notifies LGS of any such claim;

          (b) ISMSI (and its Distributors), at LGS's expense (except for the value of the time of employees of ISMSI ) shall provide LGS with all information and assistance necessary to defend or settle such liability or claim; and

          (c) if ISMSI is a party in a lawsuit based in whole or in part on a claim that the Retail Coupon Merchandising Program infringes on a third party's intellectual property rights, and LGS is indemnifying ISMSI under the terms of this Agreement, LGS shall have the sole authority to settle or otherwise resolve the lawsuit unless the proposed settlement or resolution of the lawsuit will negatively impact ISMSI's rights under this Agreement. In that case, LGS must consult with ISMSI and ISMSI must agree to the terms of the settlement of the case. If ISMSI does not agree to the terms of the proposed settlement, it shall have the right to take control of the defense of the lawsuit at it own expense.

     If such liability or claim occurs, or in LGS's opinion is likely to occur, ISMSI agrees to permit LGS, at its option and expense but without obligation to do so, either to procure for ISMSI the right to continue using the Retail Coupon Merchandising Program on the same terms and conditions as established by the Agreement, or to replace or modify the same so that it becomes non-infringing and provides, as nearly as is reasonably possible under the circumstances, the same capability as before.

     2. Limitations on Indemnity. LGS shall have no obligation to defend ISMSI or any Retailer or to pay any costs, damages or attorney's fees for any claim based upon use of other than a release of the Retail Coupon Merchandising Program specifically authorized by LGS , and ISMSI shall indemnify LGS, to the same extent as LGS' indemnity of ISMSI set forth in Section 13.1, with respect to any such infringement or claim of infringement.

     This Section 13 states the entire obligation of LGS with respect to infringement or claims of infringement of patents, copyrights and trade secrets.


Section 14 Term and Termination

     1. Term. This Agreement shall commence on the date first above written and shall continue until November 23, 2006 unless earlier terminated as provided herein. This Agreement shall automatically renew for up to five additional five-year terms unless ISMSI is not current in its royalty payments or is in material breach of the terms of this Agreement. ISMSI may terminate this Agreement by giving LGS written notice of termination on or before 180 days prior to the expiration of the current term.

     2. Termination by Agreement. This Agreement may be terminated at any time by written agreement of the parties.

     4. Termination for Breach; Bankruptcy. If either party materially breaches or fails to perform any obligation under this Agreement and fails to remedy such breach within 60 days after receiving written notice of the breach from the other party, or if either party makes any assignment for the benefit of creditors, or if any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law is initiated by it, or is initiated against it and not dismissed within 45 days, or if either party ceases to be actively engaged in business, the other party may terminate this Agreement effective upon notice. A good faith dispute as to the determination or calculation of payments due to LGS hereunder will not be considered a breach of this Agreement; provided, that ISMSI shall deposit the disputed amount in an interest-bearing escrow account with a commercial bank.

     5. Termination for Failure to Pay Royalties. If ISMSI breaches this Agreement by failing to pay LGS the royalties or minimum license fees provided in Section 6 above, LGS' remedies shall be limited to revocation of ISMSI's license to use the Retail Coupon Merchandising Program and payment of the royalties or minimum licensing fee due as of the date of the breach. LGS shall not be entitled to seek payment of any minimum license fees for any period after this Agreement has been terminated.

     6. ISMSI Obligation Upon Termination. Upon termination of this Agreement for any reason, ISMSI shall cease all marketing activities in connection with the Retail Coupon Merchandising Program and will not enter into any new agreements with retailers for the installation and operation of the Retail Coupon Merchandising Program. Notwithstanding the foregoing, LGS shall have the right upon termination of this Agreement to continue the operation of the Retail Coupon Merchandising Program with existing customers of ISMSI and with any Retailer that has signed a contract with ISMSI for installation of the Retail Coupon Merchandising Program but where the Retail Coupon Merchandising Program has not yet been installed.

     7. Survival of Obligations. The obligations of ISMSI and LGS under Sections 8, 9, 11 (subject to LGS's right to require payment in advance for services and C.O.D. payment for deliverables), 12, 13, 14, and 17 hereof shall survive termination of this Agreement and shall continue in full force and effect thereafter.

Section 15 Conditions to Closing

     The Closing of this agreement is contingent on the satisfaction of the following conditions precedent by the parties:

     1. LGS shall provide ISMSI (a) a schedule of the steps necessary; (b) a list of the service providers responsible for the work; (c) the unpaid costs incurred to date; and (d) the remaining costs not yet paid for completion of the Retail Coupon Merchandising Program's hardware and software (as defined by t he statements of work presented to LGS by US Technology Resources and Inmar Technology Solutions, Inc.) to bring the Retail Coupon Merchandising Program to the point that it is ready for Commercial Introduction.

     2. ISMSI shall present to LGS a signed agreement from a retailer listed on Exhibit C (the "Initial Retailer") that sets forth its intent to participate in the Retail Coupon Merchandising Program, subject to reasonable conditions, when the Program is available for implementation.

     3. ISMSI provides to LGS a set of royalty payment projections that establishes its ability to meet the minimum royalty payments required herein, assuming the participation of the Initial Retailer.

     4. LGS, ISMSI and Acosta have a signed agreement on a marketing agreement.

     5. ISMSI has entered into a consulting agreement with James B. McCreary.

     6. Victor A. Ovadia or his assigns have approved in writing the sublicense of his Licensed Intellectual Property Rights, as defined in the License Agreement dated September 3, 1999 between Ovadia and LGS.

     7. Victor A Ovadia has agreed in writing to give ISMSI written notice of default if LGS fails to pay Ovadia the license fees and/or royalties provided for pursuant to the License Agreement dated September 3, 1999, and ISMSI shall have the right to cure any defaults on LGS' behalf.

     8. ISMSI shall have completed to its satisfaction, ISMSI's due diligence review of LGS and ISMSI shall have determined, as a result of its due diligence, that applicable patents and copyright law adequately protect the LGS Program.

     9. ISMSI shall have received from counsel to LGS an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to ISMSI, and dated as of the Closing Date.

     10. LGS shall have received from counsel to ISMSI an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to LGS, and dated as of the Closing Date.

     11. Both boards of directors of LGS and ISMSI shall have approved the final terms of this Agreement and the exhibits attached hereto.

Section 16. Representations of the Parties.

     1. Representations and Warranties of LGS. LGS represents and warrants to ISMSI as of the date hereof as follows:

          a. Organization of LGS. LGS is a corporation duly organized, validly existing, and in good standing under the laws of Georgia.

          b. Authorization of Transaction. LGS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and approved by LGS' board of directors and neither any other corporate proceedings on the part of LGS nor any action by LGS' shareholders are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of LGS, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable rights. LGS need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate LGS' Articles of Incorporation or Bylaws, or will violate in any material respect any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which LGS is subject.

     2. Representations and Warranties of ISMSI. ISMSI represents and warrants to LGS as of the date hereof as follows:

          a. Organization of ISMSI. ISMSI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada.

          b. Authorization of Transaction. ISMSI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized and approved by ISMSI's board of directors and neither any other corporate proceedings on the part of ISMSI nor any action by ISMSI's shareholders are necessary to authorize and approve this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of ISMSI, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable rights. ISMSI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate ISMSI's Articles of Incorporation or Bylaws, or will violate in any material respect any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ISMSI is subject.


Section 17 General

     1. Notices. All notices, demands or consents required or permitted hereunder shall be in writing and shall be delivered, sent by telegram or telex, or mailed to the respective parties at the addresses first set forth above or at such other address as shall have been given to the other party in writing for the purposes of this clause. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery, (ii) five days after mailing, addressed and postage prepaid, return receipt requested, as aforesaid, or (iii) two days after transmission by telex or telegram.

     2. Communication of Execution of License Agreement. The parties agree that they will coordinate the content of any press releases and communications with each other prior to publishing any press release or communication regarding the execution of this agreement.

     3. Waiver and Amendment. No waiver, amendment or modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy hereunder shall operate as a waiver of any such right, power or remedy.

     4. Assignment. Neither party may assign this Agreement to an entity without the express written consent of the other party. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. ISMSI does grant LGS the unconditional right for twelve (12) months to assign this Agreement to LGS LLC, a Nevada Corporation.

     5. Governing Law. This Agreement shall be governed by the law of the State of Colorado as such law is applied by Colorado courts to contracts between Colorado residents entered into and to be performed within the State of Colorado.

     6. Integration. This Agreement, including any attached Exhibits, constitutes the final, complete and exclusive agreement of the parties concerning the subject matter hereof, and supersedes any other communication related thereto.

     7. Severability. In the event that any provision of this Agreement shall be unenforceable or illegal, such provision shall be severed; and the entire Agreement shall not fail, but the balance of the Agreement shall continue in full force and effect. In such event, the parties agree to negotiate in good faith a substitute enforceable and legal provision, which most nearly effects the intent of the parties in entering into this Agreement.

     8. Attorney's Fees. The prevailing party in any arbitration or judicial action brought to enforce or interpret this Agreement or for relief for breach shall be entitled to recover its costs (including its share of arbitration fees) and its reasonable attorney 's fees therein incurred.


     9. ISMSI agrees not to enter into any agreements or contracts of any kind or conduct any negotiations with Victor A. Ovadia or his representative(s) or agent(s).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LET'S GO SHOPPING, INC.
a Georgia corporation




/s/
----------------------------------------
By: James B. McCreary, President and CEO



IN STORE MEDIA SYSTEMS, INC.,
a Nevada corporation




/s/
----------------------------------------
By: Donald P. Uhl, President and CEO

Exhibit 99.1

In Store Media Systems, Inc.
----------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

Contact:                                          Contact:
Regency Financial                                 In Store Media Systems, Inc.
Scott Gelbard, Principal                          Don Uhl, President
(303) 771-7300                                    (800) 835-7428
www.regency-financial.com                         www.ismsi.net


        IN STORE MEDIA SYSTEMS, INC. AND LET'S GO SHOPPING, INC. COMPLETE
                           JOINT MARKETING AGREEMENT

Aurora, CO - Tuesday December 11, 2001 - In Store Media Systems, Inc. ("ISMS") announced today that it has completed a joint marketing agreement with Let's Go Shopping, Inc. ("LGS"), a private company located in Cos Cob, Connecticut. The agreement grants ISMS an exclusive license to market the patented LGS Retail Coupon Merchandising Program to 27 of the largest retail grocery chains that account for over 70% of the All Commodity Volume (ACV) in the United States. The agreement includes access to the LGS maintained "family code", an important tracking element of every bar code used in supermarkets.

The agreement applies to three patents controlled by LGS, two issued and one that has been allowed but not yet issued. In total, ISMS now owns or has licensed rights to six patents and two patents pending that are related to electronic coupon systems and database marketing.

Under the joint program, manufacturers will be able to offer consumers discount coupons that are published monthly in a pocket-sized color coupon booklet. Each booklet will contain 50-100 brand coupons that offer discounts for the entire month on leading products at stores of the specified supermarket chain.

Consumers will enjoy the convenience of the coupon booklet that is mailed to the household or available in the store. The booklet contains discount offers on 50 or more of the top product categories and can save shoppers significant dollars on each visit to the supermarket. Consumers who use the coupon booklet do not have to remove or give up any coupons when purchasing participating products because coupons are automatically credited when the cashier scans a single bar code on the back of the booklet. The coupon booklet is then returned to the consumer and may be used over and over throughout the month.

Consumer Packaged Goods Manufacturers (CPG) have been receptive to the coupon booklet concept because coupons distributed in the store and by mail are generally more effective than newspaper coupons, and the booklet coupons do not need to be clipped and sorted. In addition, manufacturers have no up-front costs with the program; they pay only for each electronically validated purchase of their product by a consumer using the booklet. Because the coupons are electronically validated, misredemptions are virtually eliminated and manufacturers obtain immediate feedback about their promotion results.

Supermarket retailers are drawn to the coupon booklet program because it significantly increases sales and related revenues at almost no cost and it is specific to their stores. This gives the participating retailer a competitive advantage in its market area. The coupon booklet program brings new promotion dollars to their stores with only nominal booklet distribution costs. More shoppers and more incentive driven purchases result in higher revenues and profits for the store. Retailers may use pages in the booklet to promote their own products and services and will also participate in revenues generated by coupon booklet use, adding significantly to bottom-line results. Exclusive to this coupon program, retailers do not have to wait several weeks to be reimbursed for discounts given to their coupon booklet shoppers; they are reimbursed for 90% of the discounts within 48 hours by In-Store Capital, LLC, the financing arm of ISMS.

Don Uhl, President of ISMS said, "This agreement is consistent with the Company's core business plan. ISMS has always intended to have the technology to distribute coupons, in and through the supermarket, that could be targeted to specific consumer households and also be electronically processed. The coupon booklet program is a perfect compliment to the Company's Coupon Bank(TM) electronic coupon clearing system. We expect the coupon booklet program to add dramatically to the Company's forecasted revenues beginning in the second quarter of next year."

Jamie McCreary, President and CEO of Let's Go Shopping, Inc. commented, "Given the added dimension of marketing services and the financing of coupon payments to retailers provided by ISMS, we can now reach all supermarket chains that have expressed interest in participating in the coupon booklet program." Mr. McCreary added, "I am pleased that through this agreement I will be working closely with ISMS to help ensure the successful implementation of the LGS technology."

ABOUT IN STORE MEDIA SYSTEMS:

In Store Media Systems, Inc. is a public (OTC BB: ISMS) e-commerce company that will provide business-to-business Internet solutions for the $7 billion coupon industry through its two patent pending, electronic coupon clearing systems (Coupon Bank(TM) and "In$taClearing(TM)"), and its patented, in-store, coupon distribution system ("Coupon Exchange Center(TM)"). These proprietary systems will be developed and operated by ISMS to greatly reduce costs and substantially increase sales for coupon-issuing manufacturers and coupon-redeeming retailers.

"Safe Harbor" Statement: Certain statements in this release are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the Company's ability to meet the terms and conditions required to obtain its project financing, risks and delays associated with product development, risk of market acceptance of new products, risk of technology or product obsolescence, competitive risks, reliance on development partners and the need for additional capital.

ADDITIONAL ISMS CONTACTS:

Glen Akselrod, The StockPage, (800) 797-5683

Exhibit 99.2

In Store Media Systems, Inc.
----------------------------


                              FOR IMMEDIATE RELEASE
                              ---------------------

Contact:                                          Contact:
Regency Financial                                 In Store Media Systems, Inc.
Scott Gelbard, Principal                          Mike Mozer, President
(303) 771-7300                                    (800) 835-7428
www.regency-financial.com                         www.ismsi.net


          MICHAEL MOZER TO SUCCEED DONALD UHL AS PRESIDENT AND CHAIRMAN
                         OF IN STORE MEDIA SYSTEMS, INC.

Aurora, CO - Monday, January 7, 2002 - In Store Media Systems, Inc. announced today that Michael Mozer, 53, a Director and Vice-Chairman of the Board, has succeeded Donald Uhl, who is retiring as President and Chairman of In Store Media Systems (ISMS) effective January 1, 2002. Mr. Uhl will remain on the Board of Directors and will continue to provide ongoing management leadership as a consultant and advisor to the Company.

In December, Mr. Uhl, 67, advised the ISMS Board of his decision to retire and nominated Mr. Mozer to succeed him. Mr. Mozer received the unanimous approval of the Board at a Directors meeting held on December 20, 2001. Mr. Mozer will leave Morris & Mozer Financial, LLC of Minneapolis, a company which he co-founded, to devote his expertise on a full time basis to ISMS.

Michael Mozer has extensive executive experience particularly in the business of asset-based financing, as General Counsel to Norwest Mortgage, Senior Vice President of FBS Mortgage Company, Senior Vice President of Dougherty Funding, LLC. and President of Morris & Mozer Financial, LLC. During the past year, Mr. Mozer was instrumental in arranging both collateralized loan financings and equity funding for ISMS.

At the request of Don Uhl, Mr. Mozer became increasingly involved in day-to-day operations of the Company; Mr. Mozer has attended all key meetings with retailer and manufacturer representatives and also attended many meetings at the Company's Denver offices. His familiarity with the Company's business objectives and his working relationship with all key staff will assure a smooth transition for ISMS.

Donald Uhl, co-founder of ISMS said, "I have been considering retirement for some time, but the death of Mr. Schulze (co-founder and former president of ISMS) in December of 2000 and the needs of the Company required that I postpone that decision. Now, I believe the future of ISMS is assured and Mr. Mozer is the ideal leader to manage the Company's anticipated growth." Uhl added, "I do intend to stay involved with ISMS as a Director and in other corporate roles where I may be of assistance to Mike."

Michael Mozer, incoming President and Chairman said, "I am very excited about the Company's prospects in 2002 and following years, and look forward to working with Don, the other Directors and the fine team of officers and support staff of In Store Media Systems. The recent completion of the joint marketing and licensing agreement with Let's Go Shopping, Inc. adds its patented, in-store coupon technology to ISMS' proprietary electronic coupon processing systems. I believe these developments position ISMS to play a leading role in the Coupon industry."

ABOUT IN STORE MEDIA SYSTEMS:

In Store Media Systems, Inc. is a public (OTC BB: ISMS) e-commerce company that intends to provide business-to-business Internet solutions for the coupon industry through its two patent pending, electronic coupon clearing systems (Coupon Bank(TM) and "In$taClearing(TM)"), and its licensed, patented, in-store, coupon distribution system. These proprietary systems will be developed and operated by ISMS to greatly reduce costs and substantially increase sales for coupon-issuing manufacturers and coupon-redeeming retailers.

"Safe Harbor" Statement: Certain statements in this release are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the Company's ability to meet the terms and conditions required to obtain its project financing, risks and delays associated with product development, risk of market acceptance of new products, risk of technology or product obsolescence, competitive risks, reliance on development partners and the need for additional capital.

ADDITIONAL ISMS CONTACTS:

Glen Akselrod, The StockPage, (800) 797-5683